UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 3, 2014

CONVERGYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4379	31-1598292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 East Fourth Street
Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Pursuant to the Agreement and Plan of Merger, dated as of January 6, 2014 (the “Merger Agreement”), by and among Convergys Corporation, an Ohio Corporation (“Convergys”), SGS Holdings, Inc., a Delaware corporation (“Stream”), Comet Merger Co., a wholly-owned subsidiary of the Convergys (“Merger Sub”) and, for limited purposes, the Sellers listed on Schedule I thereto, on March 3, 2014 (the “Closing Date”), Merger Sub was merged with and into Stream (the “Merger”), with Stream continuing as the surviving corporation and as a wholly owned subsidiary of Convergys. The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 1.01. Entry into a Material Definitive Agreement

On February 28, 2014, Convergys entered into a Credit Agreement (the “Credit Agreement”) with certain lenders thereto (the “Lenders”) and Citibank, N.A., as administrative agent for the Lenders (the “Administrative Agent”) and established an unsecured credit facility in the aggregate principal amount of $650 million. Under certain circumstances, Convergys will be permitted to increase the total credit facility available under the Credit Agreement by up to an additional $100 million.

The Credit Agreement consists of term loans (the “Term Loan”) in the amount of $350 million and a revolving credit facility (the “Revolving Facility”) in the amount of $300 million. The conditions for the funding of the Term Loan and the Revolving Facility were satisfied on March 3, 2014 (the “Effective Date”). The Term Loan and the Revolving Facility each mature on the fifth anniversary of the Effective Date (the “Maturity Date”), unless extended pursuant to the terms of the Credit Agreement. The proceeds of the Term Loan will be used to finance the acquisition of Stream, including the refinancing of certain obligations of Stream and related transaction costs, and to refinance certain credit obligations of Convergys, including the Four-Year Competitive Advance and Revolving Credit Facility Agreement dated March 11, 2011 (the “Prior Credit Facility”) among Convergys, JPMorgan Chase Bank, N.A. and certain of the Lenders. The Revolving Facility will be used by Convergys only to refinance the Prior Credit Facility and for general corporate purposes (including working capital, refinancing indebtedness, and financing acquisitions).

Outstanding amounts under the Term Loan will bear interest at a rate per annum, at Convergys’ option, of either (a) Adjusted LIBOR plus 1.75% or (b) a base rate (equal to the highest of the prime rate announced by the Administrative Agent, the Federal Funds rate plus 0.5% and one-month Adjusted LIBOR plus 1.00%) plus 0.75%. Outstanding amounts under the Revolving Facility will bear interest at (x) Adjusted LIBOR plus the “LIBOR Applicable Margin” or (y) a base rate (equal to the highest of the prime rate announced by the Administrative Agent, the Federal Funds rate plus 0.5% and one-month Adjusted LIBOR plus 1.00%) plus the “ABR Applicable Margin.” The “LIBOR Applicable Margin” will initially be 1.75% and thereafter be determined by the total net leverage ratio of Convergys and range between 2.25% if the total net leverage ratio is above 2.00 to 1 and 1.50% if the total net leverage ratio is less than or equal to 0.75 to 1. The “ABR Applicable Margin” will initially be 0.75% and thereafter be determined by the total net leverage ratio of Convergys and range between 1.25% if the total net leverage ratio is above 2.00 to 1 and 0.50% if the total net leverage ratio is less than or equal to 0.75 to 1. Convergys is required to pay a commitment fee on a quarterly basis on the unused portion of the Revolving Loans, which shall initially be 0.30% per annum of the average daily unused commitments and shall be adjusted periodically and thereafter be determined by the total net leverage ratio of Convergys and range between 0.50% if the total net leverage ratio is above 2.00 to 1 and 0.30% if the total net leverage ratio is less than or equal to 1.50 to 1.

The Term Loan will amortize on a quarterly basis in amounts equal to (i) 1.25% of the original principal amount of the Term Loan for each of the first and second years after funding, (ii) 2.50% of the original principal amount of the Term Loan for each of the third, fourth and fifth years after funding, and (iii) the remainder of the outstanding principal amount will be due on the Maturity Date. Amounts repaid under the Term Loan may not be borrowed again under the Credit Agreement.

The Revolving Facility will mature on the Maturity Date. Convergys may request that the Maturity Date with respect to the Revolving Facility be extended for up to an additional two years, subject to the provisions and conditions set forth in the Credit Agreement.

The loans under the Credit Agreement are jointly and severally guaranteed by certain subsidiaries of Convergys.

The terms of the Credit Agreement require Convergys and its subsidiaries (on a consolidated basis and subject to certain exceptions and limitations) to meet the following financial tests:

•	Maintenance of consolidated EBITDA to consolidated interest expense for each of the four most recent fiscal quarters of not less than 4.0 to 1 throughout the term of the Credit Agreement; and

•	Maintenance of a total net leverage ratio of 3.0 to 1 or less throughout the term of the Credit Agreement.

The Credit Agreement also contains certain affirmative and negative covenants, as well as terms and conditions that are customary for credit facilities of this type.

The above description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement

On February 28, 2014, in conjunction with entering into the Credit Agreement, Convergys terminated the Prior Credit Facility. As a condition to entering the Credit Agreement, Convergys was required to repay all outstanding obligations under the Prior Credit Facility.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Introductory Note to this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the Merger (the “Effective Time”), each share of Stream common stock was converted into the right to receive an amount in cash, without interest (the “Per Share Merger Consideration”) determined by dividing (i) the aggregate purchase price, which is based on a total enterprise value for Stream of $820 million, plus cash, excess working capital and the aggregate exercise price of the in-the-money options of Stream and minus certain consolidated indebtedness and transaction expenses of Stream, by (ii) the outstanding common stock of Stream on a fully diluted basis. The aggregate purchase price is subject to adjustment based on actual levels of Stream’s cash and excess working capital as of the Closing Date, but in no event will the post-closing adjustment in favor of either party be greater than $15 million. The aggregate purchase price paid to Stream stockholders and option holders is subject to a pro rata holdback in respect of $15 million to be held in escrow to satisfy potential post-closing purchase price adjustments. Each outstanding stock option of Stream, whether vested or unvested, that had an exercise price less than the Per Share Merger Consideration was terminated at the Effective Time and the holder of such option is entitled to receive the Per Share Merger Consideration minus the exercise price of such option, multiplied by the number of shares of Stream common stock subject to such option. Stream common stock held by the Company, Merger Sub, Stream or any of their respective subsidiaries was canceled and is not entitled to receive the Per Share Merger Consideration. In addition, the Company paid off certain debt of Stream and its subsidiaries, including Stream Global Services, Inc.’s 11.25% Senior Secured Notes due 2014.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 6, 2014, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.

Item 5.02 Appointment of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

As previously disclosed, Christine Timmins Barry, the Company’s Senior Vice President of Global Operations, requested a transition out of her executive officer role to a non-executive officer role. In connection with this request, Ms. Timmins Barry agreed to remain in her executive officer role through a transition period and has served in this transition role since November 2013. Ms. Timmins Barry has determined to separate from the Company, effective April 30, 2014.

(c), (e)

On March 3, 2014, Brian J. Delaney, was named Chief Operating Officer of Convergys.

Mr. Delaney, age 56, served as Chief Operating Officer of Stream Global Services, Inc., a subsidiary of Stream, from 2011 to 2014. Prior to his time at Stream Global Services, Inc., Mr. Delaney served as a Senior Vice President of Operations at Dish Network LLC, a direct-broadcast satellite service provider, from 2008 to 2010. In that position, he was responsible for Dish Network’s customer service centers located in over 20 countries. Prior to joining Dish Network LLC, Mr. Delaney served in various capacities at TeleTech Holdings Inc., a global business process outsourcing company, including as Chief Operations Officer from 2007 to 2008, Executive Vice President of Global Operations and International Sales from 2005 to 2007, Senior Vice President of North American and Latin American Operations from 2004 to 2005, and Vice President of Technology from 2003 to 2004. In his role as Chief Operations Officer of TeleTech Holdings Inc., Mr. Delaney was responsible for TeleTech’s worldwide customer management operations.

Mr. Delaney entered into an employment agreement with Convergys on January 6, 2014, which became effective on March 3, 2014 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Delaney serves as the Chief Operating Officer of Convergys for a three-year term, commencing on the effective date of the Employment Agreement (the “Term”), subject to earlier termination as described below. An expiration of the Term will not constitute a termination by Convergys without cause under the Employment Agreement. Rather, if Mr. Delaney continues to be employed following the expiration of the Term, his employment will be deemed “at will,” terminable by Mr. Delaney or Convergys at any time.

During the Term, Mr. Delaney’s annual base salary is $500,000, and he is eligible to receive an annual bonus with a target of 75% of Mr. Delaney’s then-current annual base salary, subject to Convergys’ achievement of targeted performance metrics as established by the Convergys compensation committee. Mr. Delaney will receive a grant, during the first week of the next succeeding open trading window following the Effective Time, an initial equity award of restricted stock units (“RSUs”) with a grant date value of $800,000 under Convergys’ then-effective equity-based incentive plan. The RSUs will vest over a three-year period, with 25% vesting on each of the first and second anniversaries of the date of grant and 50% vesting on the third anniversary of the date of grant. Mr. Delaney will be eligible to receive additional equity grants on a substantially similar basis as other senior executives of Convergys during the Term. In addition to his participation in Convergys benefit programs and reimbursement of his expenses in accordance with Convergys policies, Convergys will also reimburse Mr. Delaney during the Term for reasonable costs of a tax consultant and premiums on life insurance policies obtained by Mr. Delaney, not to exceed $10,000 per year in the aggregate.

If Mr. Delaney’s employment is terminated by Convergys without “cause” or due to Mr. Delaney’s resignation for “good reason,” (each, as defined in the Employment Agreement) Mr. Delaney will be entitled to (i) one times his base salary, payable in equal monthly installments over one year, (ii) immediate vesting of his RSUs and (iii) payment by Convergys of the company portion of COBRA premiums until the earlier of one year following termination of employment or the time that Mr. Delaney becomes eligible for substantially similar benefits from another employer. If Mr. Delaney’s employment is terminated by Convergys without cause or due to Mr. Delaney’s resignation for good reason within 12 months after a “change in control” (as defined in the Employment Agreement, and which does not include the Merger), Mr. Delaney will be entitled to (i) one and one-half times his base salary, payable in equal monthly installments over 18 months, (ii) full vesting with respect to his then-outstanding unvested equity-based incentive awards and an 18-month post-termination exercisability period with respect to such awards (if applicable, and subject to earlier expiration of the term of any such award) and (iii) payment by Convergys of the company portion of COBRA premiums until the earlier of 18 months following termination of employment or the time that Mr. Delaney becomes eligible for substantially similar benefits from another employer. Mr. Delaney’s receipt of the payments and benefits described in this paragraph is contingent on his execution and non-revocation of a separation agreement and release of claims in favor of Convergys. In the event that Mr. Delaney would become subject to the excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (“Section 280G”) as a result of any payments or benefits that are payable to or to be received by Mr. Delaney, any such payments or benefits that are “parachute payments” under Section 280G will be reduced to an amount equal to 2.99 times Mr. Delaney’s “base amount” under Section 280G, such that the aggregate payments and benefits that are payable to or to be received by Mr. Delaney do not trigger the excise tax under Section 280G, as determined by an accounting firm retained by the Company.

Following the termination of Mr. Delaney’s employment with Convergys, Mr. Delaney is subject to non-competition and non-solicitation covenants, which extend for 12 months following termination of employment (or 18 months in the case of a termination of employment within 12 months following a change in control).

The foregoing is only a summary of certain terms of the Employment Agreement, which is qualified in its entirety by Exhibit 10.2 incorporated by reference herein.

Item 8.01 Other Events

On March 3, 2014, the Company issued a press release announcing the closing of the Merger, a copy of which is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger, dated January 6, 2014 (incorporated by reference to Exhibit 2.1 of Convergys’ Form 8-K filed on January 7, 2014)

10.1	$650,000,000 Credit Agreement dated as of February 28, 2014 among Convergys Corporation, the Lenders from time to time party hereto, Citibank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, BNP Paribas, PNC Bank, National Association, The Bank of Nova Scotia, U.S. Bank National Association, and Wells Fargo Securities, LLC, as Senior Managing Agents, and BNP Paribas, PNC Bank, National Association, The Bank of Nova Scotia, U.S. Bank National Association, and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Citigroup Global Markets Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Bookrunners.

10.2	Employment Agreement, dated as of January 6, 2014, between Convergys Corporation and Brian Delaney.

99.1	Press Release, dated March 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2014

CONVERGYS CORPORATION

By:	/s/ Jarrod B. Pontius
Name:	Jarrod B. Pontius
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger, dated January 6, 2014 (incorporated by reference to Exhibit 2.1 of Convergys’ Form 8-K filed on January 7, 2014)

10.1	$650,000,000 Credit Agreement dated as of February 28, 2014 among Convergys Corporation, the Lenders from time to time party hereto, Citibank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, BNP Paribas, PNC Bank, National Association, The Bank of Nova Scotia, U.S. Bank National Association, and Wells Fargo Securities, LLC, as Senior Managing Agents, and BNP Paribas, PNC Bank, National Association, The Bank of Nova Scotia, U.S. Bank National Association, and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Citigroup Global Markets Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated as Joint Lead Arrangers and Joint Bookrunners.

10.2	Employment Agreement, dated as of January 6, 2014, between Convergys Corporation and Brian Delaney.

99.1	Press Release, dated March 3, 2014